                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 1997



                          Digital Products Corporation
--------------------------------------------------------------------------------
              (Exact name of registrant as specified in character)


           Florida                 0-9503                  59-1141879
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission              (IRS Employer
    of incorporation)           File Number)           Identification No.)


     1498 Northwest 3rd Street, Deerfield Beach, Florida             33442
--------------------------------------------------------------------------------
         (Address of principal executive offices)                  (Zip Code)


              Registrant's telephone number, including area code:
                                  954-246-9600
--------------------------------------------------------------------------------

Item 5. Other Events

        Digital Products Corporation (the "Company") announced that it is exploring strategic options and negotiating a consulting agreement with Tracking Systems Corporation (TSC) of Harrisburg, Pennsylvania. Tracking Systems is considering an investment in, or possible acquisition of, DPC and has agreed, subject to negotiating a consulting agreement, to provide advice to DPC on its monitoring operations and business development. Tracking Systems Corporation has been a leading provider of electronic monitoring products and services to government corrections agencies since 1990. John Sciortino, CEO of TSC, stated, "The marketplace is seeking alternatives and I believe that the combined efforts of both companies provide an optimum solution for the monitoring service and product needs of corrections and criminal justice industry."

        On January 13, 1997, Colonel Clinton Pagano (Retired) and Henry Hudson resigned from the Board of Directors of DPC for personal reasons. On January 14, 1997, Ben Khoshnood, President and CEO, and Robert Chalnick, Vice President and Secretary resigned their positions and terminated the Management Agreement between KBS and DPC, in order to re-focus their time and attention on their company. Mike Marino expressed his appreciation for the efforts of Ben, Robert and KBS to reduce DPC's operating costs and introducing TSC as a potential strategic partner.

        As a result of the aforementioned changes the Executive Committee has appointed Leo Carson as Interim President and Jane Gomez as Vice President, Controller and Secretary of the Company. Leo Carson has served DPC in several capacities since joining in 1989, most recently as Vice President and Director of Sales and Marketing, and Jane Gomez brings 10 years of experience in accounting and finance. Mr. Marino stated, "Leo Carson will continue to assure that DPC provides the highest quality service to its customers as we explore the best strategic options available to DPC."

        KBS has re-affirmed its pledge and continuing commitment to provide DPC with the most advanced and highest quality products for the electronic monitoring marketplace. KBS has provided contract manufacturing and engineering to the Company since 1994.

        The Company also announced that it has suffered significant operating losses and is experiencing severe liquidity problems. As described above, the Company is exploring its strategic options and has been actively seeking additional financing for the Company. The Company believes that it will also need to restructure its existing debt. There can be no assurance that the Company will be able to enter into any strategic relationship, financing arrangements or restructure its debt.

                                        DIGITAL PRODUCTS CORPORATION



                                        By: /s/ Jane Gomez
                                            -----------------------------
                                            Jane Gomez
                                            Vice President, Controller and
                                            Secretary

Date: January 23, 1997